UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  February 12, 2015

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number

001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On February 12, 2015, Moray P. Dewhurst, Chief Financial Officer of NextEra Energy Partner, LP's (NEP) general partner, NextEra Energy Partners GP, Inc. (NEP GP) and a director of NEP GP, advised the Board of Directors of NEP GP of his intention to retire from both roles in the spring of 2016 as part of a planned leadership succession process.

(d)	On February 13, 2015, the NEP GP Board of Directors (Board) approved an increase in the size of the Board from six to seven members and appointed Mark E. Hickson to the Board of Directors.

Mr. Hickson served as vice president, strategy and corporate development of NEP GP since March 2014. Mr. Hickson has also served, since May 2012, as vice president of corporate development and operational excellence for NextEra Energy, Inc. (NEE). On February 16, 2015, NEE announced that Mr. Hickson was named senior vice president, corporate development and strategic initiatives. From 1997 to April 2012, Mr. Hickson served as managing director in Global Mergers and Acquisitions at Merrill Lynch & Co.

Mr. Hickson is an employee of NEE and, as such, will not receive any compensation from NEP or NEP GP for his service on the Board of Directors of NEP GP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 17, 2015

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

CHRIS N. FROGGATT
Chris N. Froggatt Controller and Chief Accounting Officer

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